                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               ------------------

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (date of earliest event reported): March 15, 2002
                                                          --------------


                             USinternetworking, Inc.
                             -----------------------
                          (Exact Name of Registrant as
                              Specified in Charter)

                                      25737
                                      -----
                              (Commission File No.)

                                   52-2078325
                                   ----------
                                  (IRS Employer
                               Identification No.)

                                    Delaware
                                    --------
                          (State or Other Jurisdiction
                                of Incorporation)



                                  One USi Plaza
                         Annapolis, Maryland 21404-7478
                              (Address of Principal
                               Executive Offices)


                                 (410) 897-4400
                                 --------------
                             (Registrant's telephone
                          number, including area code)


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ITEM 5. OTHER EVENTS

               On March 15, 2002, USinternetworking, Inc. ("the Company") filed its Second Amended Joint Chapter 11 Plan of Reorganization (the "Plan") and the related Disclosure Statement (the "Disclosure Statement") with the United States Bankruptcy Court for the District of Maryland (Baltimore Division). The Plan contemplates that, pursuant to a Conditional Subscription Agreement dated January 7, 2002 (the "Agreement") between the Company and USinternetworking Holdings, Inc., an affiliate of Bain Capital Partners, LLC ("Bain"), Bain will acquire 100% of the common stock of the Company as part of its reorganization pursuant to the Plan and, upon consummation of the Bain investment, the currently outstanding common stock of the Company will be cancelled with no consideration being paid to the holders of the outstanding common stock.

               The foregoing description is qualified in its entirety by reference to the Plan, the Disclosure Statement and the Agreement. The Plan is attached hereto as Exhibit 99.1, the Disclosure Statement is attached hereto as
Exhibit 99.2 and the Agreement is attached hereto as Exhibit 99.3.


ITEM 7. EXHIBITS

         (c)    Exhibits.

                99.1    The Company's Plan, dated March 15, 2002.

                99.2    The Company's Disclosure Statement, dated March 15,
                        2002.

                99.3 The Company's Conditional Subscription Agreement dated January 7, 2002.


                                       2

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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


USinternetworking, Inc.



By:       /s/ William T. Price
        ------------------------------------
Name:   William T. Price
Title:  Vice President, General Counsel & Secretary

Date:   March 15, 2002




                                       3
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                                  EXHIBIT INDEX


 99.1          The Company's Plan, dated March 15, 2002.

 99.2          The Company's Disclosure Statement, dated March, 15, 2002.

 99.3          The Company's Conditional Subscription Agreement, dated
               January 7, 2002.